UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2016

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

ITEM 5.07.      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)            The Annual Meeting of Stockholders of Ralph Lauren Corporation (the “Company”) was held on August 11, 2016.

(b)            The shareholders (i) elected all of the Company’s nominees for director to serve until the Company’s 2017 Annual Meeting of Stockholders; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2017; (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers and the Company’s compensation philosophy, policies and practices; and (iv) approved an amendment and restatement of the Company’s 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) to increase the maximum number of shares of Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approved the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Each person duly elected as a director received the number of votes indicated beside his or her name below.  Class A directors are elected by the holders of Class A common stock and Class B directors are elected by holders of Class B common stock.  Except for the election of directors, the Class A common stock and Class B common stock vote together as a single class on all matters presented for the consideration of our stockholders.  Each owner of record of Class A common stock on the record date is entitled to one vote for each share. Each owner of record of Class B common stock on the record date is entitled to ten votes for each share.

1.	Election of Directors:

Class A Directors	Number of Votes For	Number of Votes Withheld	Non-Votes
Frank A. Bennack, Jr.	36,979,739	5,889,364	2,424,892
Joel L. Fleishman	36,847,176	6,021,927	2,424,892
Hubert Joly	37,999,455	4,869,648	2,424,892

Class B Directors	Number of Votes For	Number of Votes Withheld	Non-Votes
Ralph Lauren	258,812,760	0	0
Stefan Larsson	258,812,760	0	0
David Lauren	258,812,760	0	0
John R. Alchin	258,812,760	0	0
Arnold H. Aronson	258,812,760	0	0
Dr. Joyce F. Brown	258,812,760	0	0
Judith A. McHale	258,812,760	0	0
Robert C. Wright	258,812,760	0	0

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2017.

	Number of Votes For	Number of Votes Against	Abstentions	Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2017.	302,490,100	1,509,530	107,125	0

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers and the Company’s compensation philosophy, policies and practices.

	Number of Votes For	Number of Votes Against	Abstentions	Non-Votes
Approval, on an advisory basis, of the compensation of the Company’s named executive officers and the Company’s compensation philosophy, policies and practices.	279,194,066	21,926,192	561,605	2,424,892

4.	Approval of an amendment and restatement of the Company’s 2010 Stock Incentive Plan to increase the maximum number of shares of Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Code.

	Number of Votes For	Number of Votes Against	Abstentions	Non-Votes
Approval of an amendment and restatement of the Company’s 2010 Stock Incentive Plan to increase the maximum number of shares of Class A Common Stock available for award grants under the 2010 Stock Incentive Plan from 6,062,518 shares to 6,972,518 shares and re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan to extend the five-year period for purposes of Section 162(m) of the Code.	295,655,278	6,013,554	13,031	2,424,892

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: August 12, 2016	By:	/s/ Robert L. Madore
	Name:	Robert L. Madore
	Title:	Corporate Senior Vice President, Chief Financial Officer